Exhibit 99.1
Forward Looking Statements and Non-GAAP Financial Measures Today's presentations contain forward-looking statements that are based on our current opinions and estimates. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI's actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: the challenges and costs of integrating and restructuring our operations and achieving anticipated synergies following our recent acquisition of Agere Systems; our ability to successfully and timely transition our assembly and test operations to third parties; fluctuations in the timing and volumes of customer demand; our reliance on major customers and suppliers; our ability to compete successfully in competitive markets; our ability to keep up with rapid technological change; the unavailability of appropriate levels of manufacturing capacity; and general industry and market conditions. For additional information, see the documents filed by LSI with the SEC, and specifically the risk factors set forth in the company's most recent reports on Form 10-K and 10-Q. LSI disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise. In this presentation, we may discuss non-GAAP financial information. You can find comparable GAAP information and reconciliations between the non-GAAP and GAAP information on our website at http://www.lsi.com/webcast, near the link for the webcast of these meetings and in the earnings release and supplemental financial information for our most recent earnings conference call. Non- GAAP financial information excludes stock-based compensation, amortization of acquisition-related intangibles, restructuring of operations and other items, net, purchase accounting effect on inventory, loss on write-down of equity securities and acquired in-process research and development. It also excludes the income tax effect associated with the above mentioned items. We sometimes refer to these items as "special items."